CLECO CORPORATION                                                                                                                                                                                                                                                                     EXHIBIT 11

Computation of Earnings Per Common Share

	FOR THE THREE MONTHS ENDED MARCH 31,
(Thousands, except share and per share amounts)	2005	2004
Basic earnings per common share
Income from continuing operations	$ 9,575	$ 13,438
Deduct: non-participating stock dividends (4.5% preferred stock)	12	12
Deduct: participating preferred stock dividends	483	839
Deduct: amount allocated to participating preferred stock	-	95
Income available to common stockholders from continuing operations	9,080	12,492
Basic earnings per common share from continuing operations	0.18	0.27
(Loss) income from discontinued operations	(134)	158
Basic earnings (loss) per common share from discontinued operations	-	-
Deduct: amount allocated to participating preferred stock	-	7
Total basic net income applicable to common stock	$ 8,946	$ 12,643
Basic earnings per common share	$ 0.18	$ 0.27
Weighted average common shares outstanding	49,292,849	46,916,535
Diluted earnings per common share
Income from continuing operations	$ 9,575	$ 13,438
Deduct: non-participating stock dividends (4.5% preferred stock)	12	12
Deduct: participating preferred stock dividends	483	839
Deduct: amount allocated to participating preferred stock	-	95
Income available to common stockholders from continuing operations	9,080	12,492
Diluted earnings per common share from continuing operations	0.18	0.27
(Loss) income from discontinued operations	(134)	158
Diluted earnings (loss) per common share from discontinued operations	-	-
Deduct: amount allocated to participating preferred stock	-	7
Total diluted net income applicable to common stock	$ 8,946	$ 12,643
Diluted earnings per common share	$ 0.18	$ 0.27
Weighted average common shares outstanding	49,292,849	46,916,535
Common stock under stock option grants average shares	69,210	43,184
Restricted stock (LTICP)	11,564	25,387
Average diluted shares	49,373,623	46,985,106